Exhibit 99.1

First Capital, Inc. to Expand into Kentucky

with the Acquisition of

Peoples Bancorp, Inc. of Bullitt County

CORYDON, Ind., June 4, 2015 (GLOBE NEWSWIRE) — First Capital, Inc. (NASDAQ:FCAP) (“First Capital” or the “Company”), the holding company for First Harrison Bank, announced today that it has entered into a definitive merger agreement to acquire all of the common stock of Peoples Bancorp, Inc. of Bullitt County (“Peoples”) in a cash and stock transaction valued at approximately $29.5 million, based upon the 20-day average closing price of First Capital as of June 3, 2015 of $25.46 per share.

Peoples,  headquartered in Shepherdsville, Kentucky, is the holding company for The Peoples Bank of Bullitt County, which is a Kentucky chartered commercial bank and a wholly-owned subsidiary of Peoples.  The Peoples Bank operates its main office and four branches in Bullitt County, Kentucky and as of March 31, 2015, had approximately $239.2 million in assets, $59.5 million in loans, $208.3 million in deposits and $30.0 million of total equity.  The parties anticipate that prior to the end of the year The Peoples Bank will merge with and into First Harrison Bank, a federally-chartered savings association and wholly-owned subsidiary of First Capital, with First Harrison Bank as the surviving bank.

“We are extremely excited to partner with Peoples and announce our entry into Kentucky,” commented William W. Harrod, President and Chief Executive Officer of First Capital.  “We believe that this partnership with Peoples and the resulting expansion of our footprint into Kentucky presents an opportunity to utilize our capital and grow our community-focused franchise in a market we understand and believe fits our organization and values.”

G. William Hardy, Chief Executive Officer of Peoples, noted “Peoples’ long history of service to the Bullitt County community,” and “his confidence that First Capital will continue Peoples’ community banking tradition.”  Mr. Hardy also expressed his “deep gratitude and thank you to all Peoples employees, customers and shareholders for their wonderful service and support over the years.”

Under the terms of the agreement, which was approved by the boards of both companies, shareholders of Peoples will receive either 383.83 shares of First Capital common stock (the “Exchange Ratio”) or $9,475.00 in cash for each share of Peoples common stock owned, subject to proration provisions specified in the merger agreement that provide for a targeted aggregate split of total consideration of 50% common stock and 50% cash.  As of June 3, 2015, based upon the 20-day average closing price of First Capital of $25.46 per share, the transaction is valued at approximately $29.5 million.  In addition, shareholders of Peoples may receive an additional cash payment if Peoples sells certain specified assets prior to the effective date of the transaction, or First Capital sells such assets within twenty-four months after the effective date of the transaction.

The transaction is expected to be completed in the fourth quarter of 2015, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of First Capital and Peoples.

Raymond James & Associates, Inc., served as financial advisor to First Capital.  First Capital’s legal advisor was Krieg DeVault LLP.

Professional Bank Services, Inc., served as financial advisor to Peoples.  Frost Brown Todd LLC served as legal advisor to Peoples.

About First Capital, Inc.

First Capital, Inc., is listed on the NASDAQ Global Market (under the symbol: “FCAP”) and is a community-focused, savings and loan holding company.  As of March 31, 2015, First Capital had approximately $472.9 million in assets, $297.0 million in loans, $411.2 million in deposits and $58.4 million of total equity.  Through First Harrison Bank, First Capital offers full banking services and currently has twelve offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem and Lanesville. First Harrison Bank, through its business arrangement with Investment Centers of America, member SIPC, offers non-FDIC insured investments to complement its traditional banking products and services.

About Peoples Bancorp, Inc. of Bullitt County

Peoples Bancorp, Inc. of Bullitt County is the holding company of The Peoples Bank of Bullitt County.  The Bank was established in 1900 and provides full banking services.  It operates its main office and its four branches in Bullitt County, Kentucky.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  First Capital will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus of Peoples Bancorp, Inc. of Bullitt County and First Capital, and First Capital will file other documents with respect to the proposed merger.  A definitive joint proxy statement/prospectus will be mailed to shareholders of Peoples and First Capital.  Investors and shareholders of Peoples and First Capital are urged to read the joint proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information.  Investors and shareholders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by First Capital through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by First Capital will be available free of charge on First Capital’s internet website at www.firstharrison.com under the “Investor Relations” tab.

First Capital, Peoples, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of First Capital is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 27, 2015, and its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 30, 2015.  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, “plan”, “seek”, “should”, “would”, “estimate” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts.  These forward-looking statements are subject to numerous risks and uncertainties.  Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond First Capital’s and Peoples’ control.  These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Peoples or First Capital in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to promptly and effectively integrate the businesses of Peoples and First Capital; the diversion of management time on issues related to the merger; the failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions.  Peoples and First Capital undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Capital’s most recent Form 10-K and 10-Q reports and to First Capital’s most recent Form 8-K reports, which are available online at www.sec.gov.  No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of First Capital or Peoples.